SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PILGRIM’S PRIDE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MEMORANDUM		[PILGRIM’S PRIDE LOGO]

TO:	All Pilgrim’s Pride Partners

FROM:	O.B. Goolsby

DATE:	September 2, 2003

SUBJECT:	TOP-LEVEL ORGANIZATION ANNOUNCEMENT

After much careful deliberation, I am pleased to announce the top-level organization of the combined companies of Pilgrim’s Pride and ConAgra, Chicken Division. As you are aware, the transaction is expected to close late October or mid November, but this announcement is intended to speed the integration planning of our businesses by clearly laying out post-close responsibilities and accountability.

President and COO:	O.B. Goolsby
Executive VP Sales & Marketing:	Mike Murray
Executive VP Prepared Foods:	Clint Rivers
Mt. Pleasant, TX (PF); Dallas, TX (PF);
Waco, TX (PF); Moorefield, WV (PF);
Elberton, GA (PF); Farmerville, LA;
Nacogdoches,TX; Chattanooga, TN;
Canton, GA; Athens, GA;
Athens, AL; Marshville, NC
Executive VP Chill Pack/Supply Plants:	Bob Hendrix
DeQueen, AR; El Dorado, AR;
Lufkin, TX; Broadway, VA,
Gainesville, GA; Mt. Pleasant, TX (East);
Mt. Pleasant, TX (West); Dallas, TX (Kill);
Batesville, AR; Clinton, AR
Executive VP Fast Food & International:	David Purtle
Enterprise, AL; Dalton, GA;
Moorefield, WV; Natchitoches, LA;
Mayfield, KY; Los Cues, MX;
San Luis Potosí, MX; Tepeji, MX;
Aibonito, Puerto Rico
Senior VP Turkey Division:	Ron Morris
Franconia, PA (PF);
Hinton, VA; New Oxford, PA
Senior VP Human Resources:	Jane Brookshire
Senior VP Technical Services:	Mike Pruitt
Senior VP Food Safety & Quality Assurance:	Gary Treat
Reporting directly to Bo Pilgrim, Chairman:	Cliff Butler, Co-Chairman
O.B. Goolsby, President & COO
Rick Cogdill, EVP, CFO,
Secretary and Treasurer

Please allow me to take this opportunity to congratulate my fellow members on the new executive team, and to wish us much success bringing two market leaders together and setting new standards!

Important Legal Information:

Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim’s Pride Corporation, at the SEC’s web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim’s Pride Corporation, may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim’s Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.